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                                                                       EXHIBIT 5

                                   347-0367

                               November 1, 1996



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

     Re:  BAB Holdings, Inc.
          Registration Statement on Form S-1
          Our File No. 54388.004

Dear Sir or Madam:

     We are counsel for BAB Holdings, Inc. (the "Company") in connection with the filing with the Commission of a Registration Statement on Form S-1 (the "Registration Statement") for registration of 3,800,000 shares of common stock of the Company, no par value (the "Common Stock") (the "Shares").

     We have examined and are familiar with such documents and corporate records of the Company as we have deemed necessary and appropriate for the purpose of rendering the following opinion. Based on the foregoing, we are of the opinion that:

     When the Shares of Common Stock are issued by the Company pursuant to the Registration Statement, such Shares will, when sold pursuant to the Registration Statement, be validly issued, fully paid and nonassessable.
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Securities and Exchange Commission
November 1, 1996
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the Prospectus.


                                       Very truly yours,

                                       MOSS & BARNETT,
                                       A PROFESSIONAL ASSOCIATION


                                       By /s/ Janna R. Severance
                                         ------------------------
                                          Janna R. Severance

JRS/mra